Exhibit 3.4
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[Stamp  of the  Office  of the  Secretary  of State of the  State of  California
Endorsed - Filed 1904683 dated November 4, 1996, appears here]

                            STATEMENT AND DESIGNATION
                                       BY
                               FOREIGN CORPORATION

     Synthonics Technologies, Inc., a corporation organized end existing under the laws of Utah, makes the following statements and designation:

     1. The address of its principal executive office is 31324 Via Colinas, Suite 106 Westlake Village, CA 91362. (Insert complete address of principal executive office wherever located.) DO NOT USE POST OFFICE BOX

     2. The address of its principal office in the State of California is 31324 Via Colinas, Suite 106, Westlake Village CA 91362

DESIGNATION OF AGENT FOR SERVICE OF PROCESS IN THE STATE OF CALIFORNIA (Complete either item 3 or item 4)

     3. F. Michael Budd, a natural person residing in the State of California, whose complete address is 743 Cedar Point Pl., Westlake Village, CA 91362

     Is designated as agent upon whom process directed to the undersigned corporation may be served within the State of California, in the manner provided by law.

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

     4. (Use this paragraph if the process agent is a corporation) N/A, a corporation organized and existing under the laws of N/A, is designated as agent upon whom process directed to the undersigned corporation may be served within the State of California, in the manner provided by law.

          NOTE: Before a corporation may be designated by any other corporation as an agent for service of process, a corporate agent must have complied with Section 1505, California Corporations Code.

     5. The undersigned corporation hereby irrevocably consents to service of process directed to it upon the agent designated above, and to service of process on the Secretary of State of the State of California if the agent so designated or the agent's successor is no longer authorized to act or cannot be found at the address given.


                                       Synthonics Technologies, Inc.
                                       ------------------------------
                                          (Name of Corporation)

                                       /S/ F. Michael Budd
                                       ------------------------------
                                       (Signature of Corporate Officer)

                                        F. Michael Budd, President and CEO
                                        ----------------------------------
                                       (Typed Name and Title of Officer Signing)

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